UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SKILLSOFT PUBLIC LIMITED COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT ADDITIONAL INFORMATION ABOUT THE SCHEME OF ARRANGEMENT AND WHERE TO FIND IT

In connection with the proposed scheme of arrangement, SkillSoft has filed with the U.S. Securities and Exchange Commission, or SEC, a Definitive Proxy Statement (comprising the Scheme Document). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE SCHEME OF ARRANGEMENT AND THE PARTIES THERETO. Investors and security holders are able to obtain free copies of the Proxy Statement and other documents filed with the SEC by SkillSoft through the website maintained by the SEC at http://www.sec.gov. In addition, investors and security holders are able to obtain free copies of the Proxy Statement from SkillSoft by contacting by contacting SkillSoft PLC, Attention: Investor Relations, 107 Northeastern Boulevard, Nashua, New Hampshire 03062, USA; (tel) +1(603)324-3000.

SkillSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by this scheme of arrangement. Information regarding SkillSoft’s directors and executive officers is contained in SkillSoft’s Annual Report on Form 10-K for the year ended 31 January 2009 supplemented by Form 10-K/A dated 28 May 2009 and its Proxy Statement on Schedule 14A, dated 26 August 2009, which are filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov.

On February 12, 2010, SkillSoft Public Limited Company (the “Company”) announced that it had reached agreement on the terms of a recommended acquisition of the Company by SSI Investments III Limited (“SSI Investments”), a company formed by funds sponsored by each of Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC (collectively, the “Investor Group”), pursuant to which SSI Investments will acquire all of the outstanding securities of the Company not already owned by the Investor Group from Company shareholders or American Depositary Share (“ADS”) holders for cash by means of a scheme of arrangement under Section 201 of the Irish Companies Act 1963.

On March 12, 2010, the Company mailed the following proposal to all holders of purchase rights under the Company’s Employee Share Purchase Plan:

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the action you should take, you are recommended to immediately seek your own personal financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial advisor who, if you are taking advice in Ireland, is authorised or exempted under the Investment Intermediaries Act 1995 of Ireland (as amended) or the European Communities (Markets in Financial Instruments Directive) Regulations 2007 of Ireland (as amended).

This document should be read in conjunction with the document sent to SkillSoft Shareholders dated the date hereof (the “Scheme Document”) setting out the terms of the recommended acquisition of SkillSoft Public Limited Company by SSI Investments III Limited by means of a scheme of arrangement under section 201 of the Companies Act 1963 of Ireland (the “Scheme”) and, unless the context otherwise requires, words and expressions defined in the Scheme Document apply in this document.

If you have any questions relating to this document, you should contact the following SkillSoft personnel: Joshua L. Jenkins, Manager Equity and Treasury, Ph: 1-603-821-3653 or joshua_jenkins@skillsoft.com or Jennifer Pruitt, Treasury Analyst, Ph: 1-603-821-3679 or jennifer_pruitt@skillsoft.com.

PROPOSAL

TO THE HOLDERS OF PURCHASE RIGHTS UNDER THE

SKILLSOFT EMPLOYEE SHARE PURCHASE PLAN

in connection with the

RECOMMENDED ACQUISITION FOR CASH

OF

SKILLSOFT PUBLIC LIMITED COMPANY

BY

SSI INVESTMENTS III LIMITED

BY MEANS OF A SCHEME OF ARRANGEMENT

UNDER SECTION 201 OF THE COMPANIES ACT 1963 OF IRELAND

This document is dated 10 March 2010 and was first mailed to the holders of purchase rights under the SkillSoft Employee Share Purchase Plan on or about 12 March 2010

The distribution of this document in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this document and all other documents relating to the Acquisition are not being, and must not be, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction.

Any action taken in relation to the Acquisition should be taken only on the basis of all of the information contained in this document and the Scheme Document.

The directors of SkillSoft accept responsibility for the information contained in this document, other than that relating to SSI Investments, Berkshire, Advent, Bain Capital Partners, the Investor Group, Stockbridge, Stockbridge Partners, their respective associates and the directors of any member of the Investor Group or of SSI Investments and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of SkillSoft (who have taken all reasonable care to ensure such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of SSI Investments accept responsibility for the information contained in this document relating to SSI Investments, the Investor Group, Berkshire, Advent, Bain Capital Partners, Stockbridge, Stockbridge Partners, their respective associates and the directors of any member of the Investor Group or of SSI Investments and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of SSI Investments (who have taken all reasonable care to ensure such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Credit Suisse Securities (USA) LLC, or Credit Suisse, which is regulated under the laws of the United States of America, is acting for SkillSoft and for no one else in connection with the Acquisition and will not be responsible to any person other than SkillSoft for providing the protections afforded to clients of Credit Suisse, nor for providing advice in relation to the Acquisition, the content of the Scheme document, this document or any transaction or any matter referred to therein or herein, respectively. Neither Credit Suisse nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Credit Suisse in connection with the Scheme Document, this document, any transaction, any statement contained therein or herein, respectively, or otherwise.

JOINT LETTER FROM SSI INVESTMENTS III LIMITED

AND SKILLSOFT PUBLIC LIMITED COMPANY

SSI Investments III Limited

Registered office

Block 3

The Harcourt Centre

Harcourt Road

Dublin 2

Ireland

Incorporated in Ireland under the Companies Acts with registered number 480477

Board:

Michael C. Ascione (Acting Chairman)

Mark Commins

Tim Franks

David Humphrey

Imelda Shine

SkillSoft Public Limited Company

Registered office

Belfield Office Park

Clonskeagh

Dublin 4

Ireland

Incorporated and registered in Ireland under the Companies Acts with registered number 148294

Board:

Charles E. Moran (Chairman)

James S. Krzywicki

Dr. Ferdinand von Prondzynski

P. Howard Edelstein

William F. Meagher, Jr.

William J. Boyce

To	Holders of Purchase Rights under the SkillSoft Employee Share Purchase Plan (the “Purchase Plan”)

10 March 2010

Dear Participant in the Purchase Plan,

1.	INTRODUCTION

On 12 February 2010, the Board of SkillSoft and the directors of SSI Investments announced that they had reached agreement on the terms of a recommended acquisition of SkillSoft by SSI Investments, a company formed by funds sponsored by each of Berkshire, Advent and Bain Capital Partners.

The Acquisition will be effected by way of a scheme of arrangement between SkillSoft and the Scheme Shareholders under Section 201 of the Companies Act 1963 of Ireland (the “Act”). You should already have received for your information a copy of the Scheme Document dated the date hereof which sets out the terms of the Scheme. The Acquisition and the Scheme are subject to certain conditions and further terms which are set out in the Scheme Document. It is anticipated that, subject to the satisfaction or waiver of these conditions, the Acquisition will become effective during May 2010.

If you have not received a copy of the Scheme Document, please contact Joshua L. Jenkins, Manager Equity and Treasury, at SkillSoft at 1-603-821-3653 or joshua_jenkins@skillsoft.com or Jennifer Pruitt, Treasury Analyst, at SkillSoft at 1-603-821-3679 or jennifer_pruitt@skillsoft.com.

The purpose of this letter is to give you information about how the Acquisition will affect your purchase rights under the Purchase Plan and to inform you how you may realise the value of the SkillSoft ADSs or SkillSoft Shares purchased for your account under the Purchase Plan in connection with the Acquisition.

You should read this letter in conjunction with the Scheme Document.

Unless otherwise defined in this letter, words and expressions defined in the Scheme Document have the same meaning in this letter as in the Scheme Document.

2.	The Acquisition

Subject to the conditions and further terms set out in Part V (Conditions of the Acquisition and the Scheme) of the Scheme Document, under the terms of the Acquisition, Scheme Shareholders will receive:

US$10.80 in cash for each SkillSoft Share (the “Consideration”)

The Acquisition is conditional upon, amongst other things, the sanction of the Scheme and confirmation of the reduction of capital involved therein by the High Court and the delivery of an office copy of the Court Order and the minute required by section 75 of the Act to the Registrar of Companies and the registration of such Court Order and minute by the Registrar of Companies. The time at which the Scheme becomes so effective will be the “Effective Time” and the date on which that occurs will be the “Effective Date”. Assuming this happens, SkillSoft will become a wholly owned subsidiary of SSI Investments.

You will be notified if the Scheme is sanctioned by the High Court. This is expected to occur in May 2010. The Effective Date is also expected to occur in May 2010.

3.	The Acquisition and your Purchase Plan Shares

The current offering period under the Purchase Plan, which began on 1 October 2009, will end, as scheduled, on 31 March 2010. No new offering periods will commence before the Effective Time.

On the last day of the current offering period you will be credited with the number of SkillSoft Shares purchased for your account under the Purchase Plan, in accordance with the terms of such plan which have already been communicated to you. However, under the provisions of the Purchase Plan, as amended by the SkillSoft Board on 11 February 2010, the aggregate number of SkillSoft Shares that may be purchased by all participants in respect of the offering period ending on 31 March 2010 will not exceed 210,000. If the total number of SkillSoft Shares specified by participants in the Purchase Plan to be purchased at the end of the 31 March 2010 offering period exceeds 210,000, the maximum number of 210,000 SkillSoft Shares will be allocated among all of the participants on a pro-rata basis based on the amount of each participant’s payroll deductions accumulated over the offering period.

Your SkillSoft Shares purchased under the Purchase Plan on or around 31 March 2010 will be issued to you or to your brokerage account as soon as practicable after 31 March 2010.

It should be noted that all SkillSoft Shares (including those underlying SkillSoft ADSs) now in issue and all such SkillSoft Shares which are issued from the date of this document, including those issued pursuant to the Purchase Plan, will be subject to the Scheme (or will be otherwise be subject to the terms of the Scheme in accordance with SkillSoft’s Articles of Association).

4.	The Proposal

The proposal by SSI Investments to you in order to allow you to realise the value of any SkillSoft Shares purchased for your account under the Purchase Plan in respect of the offering period ending on 31 March 2010 is that such SkillSoft Shares, or SkillSoft ADSs if you elect to receive your Purchase Plan shares in the form of SkillSoft ADSs, will be acquired by SSI Investments under the Scheme.

5.	No Action required by You

You do not need to take any action in order to realise the value of the SkillSoft Shares that will be purchased for your account under the Purchase Plan on or around 31 March 2010. They will be acquired by SSI Investments under the terms of the Scheme. Please refer to the Scheme Document for more information on the Scheme.

Until the Effective Time, you are of course, subject to compliance with the SkillSoft Insider Trading Policy, free to sell the SkillSoft Shares that are purchased for your account under the Purchase Plan, in accordance with the normal procedures.

6.	What happens if the Acquisition does not become effective?

If the Acquisition does not become effective, then you will be free to deal with your SkillSoft Shares or SkillSoft ADSs as before. SkillSoft will notify employees if any new offering periods will begin under the Purchase Plan in the future.

7.	If you require further Information

If you have any queries about this document, please contact the following SkillSoft personnel: Joshua L. Jenkins, Manager Equity and Treasury, Ph: 1-603-821-3653 or joshua_jenkins@skillsoft.com, or Jennifer Pruitt, Treasury Analyst, Ph: 1-603-821-3679 or jennifer_pruitt@skillsoft.com. For legal reasons, SkillSoft is not able to provide advice on the benefits of the Acquisition or the Scheme or the Proposal described in Section 4 above or to give financial advice or tax advice.

A copy of the SkillSoft Employee Share Purchase Plan and related prospectus are available for inspection at SkillSoft’s registered office, during usual business hours. Alternatively, any participant who requires a copy of the Purchase Plan should contact Joshua L. Jenkins, Manager Equity and Treasury, at 1-603-821-3653 or joshua_jenkins@skillsoft.com or Jennifer Pruitt, Treasury Analyst, Ph: 1-603-821-3679 or jennifer_pruitt@skillsoft.com. As a reminder, the plan document for the Purchase Plan and related prospectus were distributed via e-mail during open enrollment in September 2009.

8.	Miscellaneous Information

Accidental omission to dispatch this document to, or any failure to receive the same by, any person to whom this document is addressed, or should be addressed, shall not invalidate this document in any way.

Credit Suisse has given and not withdrawn its written consent to the inclusion in this document of the references to its name in the form and context in which they appear.

9.	Views of the Board of SkillSoft

The SkillSoft Board, which has been so advised by Credit Suisse, considers the Proposal described in section 4 above to be fair and reasonable.

In providing its advice to the SkillSoft Board, Credit Suisse has taken into account the commercial assessments of the SkillSoft Board.

Yours faithfully,

Michael C. Ascione Acting Chairman On behalf of SSI Investments III Limited	Charles E. Moran Chairman On behalf of SkillSoft Public Limited Company

Note

Directors and executive officers of SkillSoft for United States federal securities law purposes will be obliged to complete certain notifications with regard to the purchase and/or disposal of their SkillSoft ADSs and SkillSoft Shares should contact Joshua L. Jenkins, Manager Equity and Treasury, at SkillSoft on +1-603-821-3653 or joshua_jenkins@skillsoft.com.